Exhibit 99.1

NEWS RELEASE

Sabre Holdings Reports First Quarter 2004 Financial Results

•                  1Q 2004 Diluted EPS (Adjusted) of $0.37

•                  1Q 2004 Diluted EPS (GAAP) of $0.31

•                  1Q 2004 Revenue of $540 million

•                  Travelocity gross bookings exceed $1.1 billion, increase of 27.6 percent year-over-year

•                  Board authorizes $100 million Stock Repurchase Program

Note: Analyst call today at 10 a.m. CDT, at www.sabre-holdings.com/investor/

SOUTHLAKE, Texas, April 22, 2004 – Sabre Holdings Corporation (NYSE: TSG) today announced financial results for the first quarter 2004.

The company reported first quarter diluted earnings per share of $0.37 on an adjusted basis, and earnings per share of $0.31 on a GAAP basis.  Revenue for the first quarter was $540 million.

“Sabre Holdings had an excellent quarter,” said Sam Gilliland, president and CEO, Sabre Holdings.  “Our results were primarily driven by better-than-expected travel demand combined with lower company expenses.  Across our businesses, we continued to execute on our core strategies.  More specifically, we were very pleased with the progress at Travelocity.”

Sabre Holdings also announced today that its Board of Directors approved another stock repurchase program, authorizing the company to buy back up to $100 million of the company’s common stock.

Sabre Holdings Earnings Release

SABRE HOLDINGS 1Q 2004 FINANCIAL HIGHLIGHTS

(Note: See attached schedules for full financial details and reconciliations of non-GAAP financial measures to GAAP, including special items)

Revenue: First quarter revenue was $540 million, an increase of 6.4 percent on an adjusted basis from $507 million in the year-ago quarter.

Operating income: First quarter operating income, on an adjusted basis, was $83 million.  On a GAAP basis, operating income was $69 million.

Net earnings: Net earnings, on an adjusted basis, were $51 million in the first quarter, compared to $52 million in the year-ago quarter. On a GAAP basis, first quarter net earnings were $43 million, or $0.31 per share on a diluted basis, compared to net earnings of $65 million, or $0.45 per share on a diluted basis, in the year-ago quarter.  Note: In the year-ago quarter, net earnings of $65 million included approximately $22 million, net of tax, from a settlement.

EBITDA: For the first quarter, earnings before interest, taxes, depreciation, and amortization was $100 million.

Dividend: Sabre Holdings announced a quarterly cash dividend of $0.075 per share on April 20.  The dividend is payable on May 14, 2004 to shareholders of record at the close of regular trading on April 30, 2004.

Cash/Debt: The company balance sheet as of March 31, 2004 reflected cash and marketable securities of approximately $875 million.  Total debt at the end of the quarter was $599 million, which includes the carrying value of the company’s public debt of $435 million and a $164 million capital lease obligation.

SABRE HOLDINGS BUSINESS REVIEW

TRAVELOCITY

Travelocity gross travel bookings exceeded $1.1 billion for the quarter, an increase of 27.6 percent, year-over-year.  Although Travelocity had an operating loss for the quarter on a GAAP basis, on an adjusted basis the loss was less than expected and the business was profitable for the month of March.

First quarter revenue from Travelocity was $111 million, a 28.7 percent increase compared to $87 million in the first quarter of 2003. Transaction revenue for the quarter was $94 million, an increase of 48.4 percent, year-over-year. Non-transaction revenue, which includes advertising, corporate, and international joint ventures, was $17 million, a decrease of 25.8 percent.

First quarter non-air transaction revenue grew 95 percent, year-over-year. Packaging revenue grew 138 percent, year-over-year.  In addition, hotel room nights across the Travelocity network were up 66 percent, year-over-year.

SABRE TRAVEL NETWORK

First quarter revenue from the Sabre Travel Network business was $411 million, an increase of 3.2 percent on an adjusted basis from $398 million in the year-ago quarter.  The increase was due to better than expected travel bookings. Global travel bookings were 105 million for the first quarter, an increase of 11.9 percent, compared with 94 million in the year-ago quarter.

SABRE AIRLINE SOLUTIONS

First quarter revenue from Sabre Airline Solutions was $60 million, an increase of 3.7 percent, compared to $58 million in the year-ago quarter.  The revenue growth was primarily due to stronger bookings through the reservation system hosting (Passenger Solutions) business.

1Q 2004 BUSINESS HIGHLIGHTS

Sabre Holdings

•                  Repurchased approximately 3.34 million shares of common stock
($71.8 million) in the quarter, which completed the $100 million stock repurchase program that began in the fourth quarter of 2003

•                  Increased quarterly dividend by 7 percent to $0.075 per share in January

Travelocity

•                  Implemented complete rebranding of Web site design offering consumers greater ease-of-use, while setting new standards for design in online travel

•                  Enhanced Travelocity TotalTrip to give shoppers the ability to reserve attraction tickets, ski lift tickets and airport transfers along with great flight and hotel options in one itinerary

•                  Revamped the hotel shopping engine to enable customers to tailor their searches for any hotel in any area by price, amenity, property rating or other preferred category

•                  Extended and revised a marketing agreement with long-time partner America Online through March 2006, resulting in significant savings over the final year of the previous agreement

•                  Added Southwest Airlines to the Travelocity Partner Network private label booking program

Sabre Travel Network

•                  Reached, for the first time, more than 2 million hotel bookings through the global distribution system in one month (March).

•                  Introduced Assured Vantage, a new contract program for small- to medium-sized travel agencies that offers more agency-friendly contract terms and a new and simple incentive schedule

•                  Announced 54 preferred suppliers for members of Jurni Network, the unique offline leisure travel agency consortium

•                  Processed more than 3 million transactions through GetThere products in the quarter, up 35 percent, year-over-year

Sabre Airline Solutions

•                  Launched SabreSonic, a new generation of airline passenger solutions suite comprised of easy-to-use modules to help airlines increase customer loyalty and reduce operational costs

•                  Signed a multi-year, multi-product agreement with low-cost carrier Frontier Airlines, which included the SabreSonic passenger solution suite

•                  Moved into Canada’s low-fare carrier market by signing a five-year agreement to support WestJet in their implementation of resource management solutions

•                  Renewed contract with ATA Airlines for the Sabre Passenger Reservation System

SABRE HOLDINGS OUTLOOK

2Q 2004

For the second quarter 2004, the company projects revenue to be in the range of $540 million to $560 million.  Diluted earnings per share are expected to be in the range of $0.35 to $0.40 on an adjusted basis, and in the range of $0.29 to $0.34 on a GAAP basis.

Special items in the second quarter, net of tax and minority interest, are projected to be approximately $8 million. This estimate includes stock compensation and amortization of intangible assets.

Full Year 2004

The company updated its revenue and earnings projections for 2004:

•    Total company revenue is expected to grow approximately 5 percent to 10 percent on an adjusted basis, year-over-over, versus previous guidance of 4 percent to 9 percent

•    Revenue is expected to grow approximately 3 percent to 7 percent on a GAAP basis, year-over-year, versus previous guidance of 2 percent to 6 percent

•    2004 earnings per share on an adjusted basis in the range of $1.30 to $1.35  versus previous guidance of $1.25 to $1.35

•    2004 earnings per share on a GAAP basis in the range of $1.09  to $1.14 versus previous guidance of $1.04 to $1.14

About Sabre Holdings Corporation

Sabre Holdings, an S&P 500 company, is a world leader in travel commerce, retailing travel products and providing distribution and technology solutions for the travel industry. Sabre Holdings supports travelers, travel agents, corporations and travel suppliers through its companies: Travelocity, Sabre Travel Network, and Sabre Airline Solutions. Headquartered in Southlake, Texas, in the Dallas-Fort Worth Metroplex, the company has more than 6,000 employees in 43 countries. Full year 2003 revenues totaled $2.05 billion. Sabre Holdings is traded on the New York Stock Exchange under the symbol TSG. More information is available at www.sabre-holdings.com.

Statements in this news release and the schedules hereto which are not purely historical facts, including statements about forecasted financial projections and the benefits of Web site redesign and enhancement efforts, or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  Readers are cautioned not to place undue reliance on forward-looking statements.  All forward-looking statements are based upon information available to Sabre Holdings Corporation on the date this report was submitted.  Sabre Holdings Corporation undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to: geopolitical developments, such as the possibility of terrorist attacks; the ability of the Company to reduce and control costs, and the Company’s revenues being highly dependent on the travel and transportation industries.  Sabre Holdings

Corporation may not succeed in addressing these and other risks.  Further information regarding factors that could affect our financial and other results can be found in the risk factors section of our most recent filing on Form 10-K with the Securities and Exchange Commission.

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Media Contact:	Investor Relations:
Michael Berman	Karen Fugate
Sabre Holdings	Sabre Holdings
682 605 2397	682 605 2343
michael.berman@sabre-holdings.com	karen.fugate@sabre-holdings.com

Financial Schedules to Follow

Sabre Holdings Corporation

Condensed Consolidated Statements of Income - Unadjusted (unaudited, in millions except per share amounts)

	Three months ended March 31,
	2004	2003	Percent
Revenues
Sabre Travel Network	$410.8	$434.7	(5.5)%
Travelocity	111.5	86.6	28.7%
Sabre Airline Solutions	59.7	57.6	3.7%
Elimination of intersegment revenues	(42.3)	(35.1)	20.6%
Total revenues	539.8	543.8	(0.8)%

Operating expenses	470.3	439.9	6.9%

Operating income	69.5	103.9	(33.1)%

Other income (expense)
Interest income (expense) net	(3.2)	(1.1)	(199.5)%
Other, net	0.3	0.4	(22.8)%

Minority interest	0.1	(0.6)	(114.9)%

Income before provision for income taxes	66.7	102.6	(35.0)%

Provision for income taxes	23.7	37.8	(37.3)%

Net earnings	$43.0	$64.9	(33.7)%

Operating Margin	12.9%	19.1%

Earnings per share- basic	$0.31	$0.46

Earnings per share- diluted	$0.31	$0.45

Weighted average shares -basic	139.2	142.4
Weighted average shares -diluted	139.6	142.6

Sabre Holdings Corporation

Condensed Consolidated Statements of Income - Adjusted (unaudited, in millions except per share amounts)

	Three months ended March 31,
	2004	2003	Percent
Revenues
Sabre Travel Network	$410.8	$398.2	3.2%
Travelocity	111.5	86.6	28.7%
Sabre Airline Solutions	59.7	57.6	3.7%
Elimination of intersegment revenues	(42.3)	(35.1)	20.6%
Total revenues	539.8	507.4	6.4%

Operating expenses	456.7	424.7	7.5%

Operating income	83.1	82.6	0.5%

Other income (expense)
Interest income (expense) net	(3.2)	(1.1)	(199.5)%
Other, net	0.3	0.7	(49.2)%

Minority interest	(0.7)	(1.4)	(48.4)%

Income before provision for income taxes	79.5	80.8	(1.6)%

Provision for income taxes	28.4	29.3	(2.9)%

Net earnings	$51.1	$51.5	(0.9)%

Operating margin from continuing operations	15.4%	16.3%

Earnings per share- basic	$0.37	$0.36

Earnings per share- diluted	$0.37	$0.36

Weighted average shares -basic	139.2	142.4
Weighted average shares -diluted	139.6	142.6

Sabre Holdings Corporation

Reconciliation of Unadjusted Results to Adjusted Net Earnings Three Months ended March 31, 2004 and 2003 (unaudited, in millions, except percents)

	Three months ended March 31,
	2004	2003	Change*
Unadjusted operating income	$69.5	$103.9	(33.1)%
Adjustments for special items:
Travelocity intangible amortization and stock compensation	$9.4	$11.9	(21.1)%
Sabre Pacific, DCS, Nexion intang. amort. and stk. comp.	$3.2	$2.3	39.0%
Gradient intangible amortization and stock compensation	$1.0	$1.0	(0.2)%
Subscriber settlement agreement	$0.0	$(36.5)	(100.0)%
Adjusted operating income	$83.1	$82.6	0.5%

Unadjusted other income and minority interest	$(2.8)	$(1.3)	119.7%
Adjustments for special items:
Realized loss on disposal of Hotels.com warrants	$0.0	$0.2	(100.0)%
Impact of special items on minority interests	$(0.8)	$(0.8)	3.0%

Adjusted income before provision for income taxes	$79.5	$80.8	(1.6)%

Unadjusted provision for income taxes	$23.7	$37.8	(37.3)%
Adjustments to taxes for special items	$4.7	$(8.5)	(155.6)%
Adjusted provision for income taxes	$28.4	$29.3	(2.9)%

Adjusted net earnings	$51.1	$51.5	(0.9)%

*  Percents shown reflect changes in unrounded figures and may not agree to the percent in figures after rounding.

Sabre Holdings Corporation Sabre Travel Network Bookings Summary - 1Q 2004 (millions)

	1Q04	1Q03	% Change
Total Bookings	104.9	93.7	11.9%

Geographic
US	55.9	50.8	9.9%
International	49.0	42.9	14.3%
	104.9	93.7	11.9%

Channel
Traditional agency	91.0	81.9	11.1%
Consumer online	9.8	9.0	9.5%
Corporate online	4.0	2.9	41.0%
	104.9	93.7	11.9%

Air/Non-Air
Air	93.0	83.4	11.5%
Non-air	11.9	10.3	14.8%
	104.9	93.7	11.9%

Direct/Non-Direct
Direct	88.2	81.0	8.9%
Non-direct	16.7	12.7	31.3%
	104.9	93.7	11.9%

Sabre Holdings Corporation
Non-GAAP Financials Reconciliations

($ in millions)

					FY 2004 Guidance
Sabre Holdings Revenue Reconciliation	1Q 2004	1Q 2003			Low	High	FY 2003
GAAP Revenue	$539.8	$543.8			$2,100.9	$2,197.0	$2,045.2
Growth%	(0.8)%				2.7%	7.4%
Less: subscriber settlement	—	(36.5)			—	—	(44.3)

Adjusted Revenue	$539.8	$507.4			$2,100.9	$2,197.0	$2,000.9
Growth%	6.4%				5.0%	9.8%

TN Revenue Reconciliation					FY 2004 Guidance
	1Q 2004	1Q 2003					FY 2003
GAAP Revenue	$410.8	$434.7			$1,554.2		$1,560.2
Growth%	(5.5)%				(0.4% )
Less: subscriber settlement	—	(36.5)			—		(36.5)

Adjusted Revenue	$410.8	$398.2			$1,554.2		$1,523.8
Growth%	3.2%				2.0%

Operating Income Reconciliations

Sabre Holdings
	1Q 2004	1Q 2003
GAAP Operating Income	$69.5	$103.9
GAAP operating margin	12.9%	19.1%

Add: Amortization of intangibles, stock compensation and transaction fees from merger & acquisition activity	13.6	$15.2

Less: subscriber settlement	—	$(36.5)

Adjusted Operating Income	$83.1	$82.6
Adjusted Operating margin	15.4%	16.3%

Sabre Travel Network
	1Q 2004
GAAP Operating Income	$81.3
GAAP operating margin	19.8%

Add: amortization of intangibles and transaction fees from merger & acquisition activity	3.2

Adjusted Operating Income	$84.5
Adjusted Operating margin	20.6%

Travelocity
	1Q 2004
GAAP Operating Income (Loss)	$(10.9)
GAAP operating margin	(9.7)%

Add: amortization of intangibles and transaction fees from merger & acquisition activity	$7.5
Add: stock compensation	$1.9

Adjusted Operating Income (Loss)	$(1.5)
Adjusted Operating margin	(1.3)%

Net Earnings Reconciliation			2Q 2004 Guidance		FY 2004 Guidance
	1Q 2004	1Q 2003	Low	High	Low	High
GAAP Net Earnings	$43.0	$64.9	$40.9	$47.9	$153.5	$160.6
Adjustments, net of taxes:
Add: Amortization of intangibles, stock compensation and transaction fees from merger & acquisition activity	8.0	9.2	8.3	8.3	29.4	29.4
Less: subscriber settlement	—	(22.5)			—	—

Adjusted net earnings	$51.1	$51.5	$49.2	$56.2	$182.9	$189.9

GAAP EPS	$0.31	$0.45	$0.29	$0.34	$1.09	$1.14
Adjusted EPS	$0.37	$0.36	$0.35	$0.40	$1.30	$1.35

Diluted share count	139.6 million	142.6 million	140.5 million		140.7 million

Adjusted EBITDA Reconciliation					FY 2004 Guidance
	1Q 2004				Low	High
GAAP Net Earnings	$43.0				$153.5	$160.6
Add: Taxes	23.7				84.5	88.4
Add: Interest Expense	6.4				25.6	25.6
Less: Interest Income	(3.2)				(14.3)	(14.3)
Less: Other, net	(0.3)				(0.3)	(0.3)
Less: Minority Interest	(0.1)				(0.1)	(0.1)
Add: Depreciation & Amortization	30.8				125.3	125.3

Adjusted EBITDA	$100.3				$374.2	$385.1